SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                               ------------------

                                   FORM 8-K/A

                                (AMENDMENT NO. 1)

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): April 6, 2004

                               Optimal Group Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                     Canada
                 (State or Other Jurisdiction of Incorporation)

        0-28572                                          98-0160833
(Commission File Number)                       (IRS Employer Identification No.)

   3400 de Maisonneuve Blvd. W., 12th Floor, Montreal, Quebec, Canada H3Z 3B8
          (Address of Principal Executive Offices, Including Zip Code)

                                 (514) 738-8885
              (Registrant's Telephone Number, Including Area Code)

This Amendment No. 1 to the Current Report on Form 8-K of Optimal Group Inc. (the "Registrant") amends and restates in its entirety the Current Report on Form 8-K of the Registrant, dated April 6, 2004, and filed with the Securities and Exchange Commission on April 21, 2004 (the "Initial Report"). The only changes from the Initial Report are the inclusion under Item 7 of the required financial statements and the inclusion as Exhibit 23 of the consent of Raymond Chabot Grant Thornton.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

            On April 6, 2004, the shareholders of each of Optimal Group Inc. (formerly Optimal Robotics Corp.; the "Registrant") and Terra Payments Inc. ("Terra") approved the amalgamation (the "Amalgamation") of Terra with a wholly owned subsidiary of the Registrant. The Amalgamation became effective on April 6, 2004 and was effected pursuant to a combination agreement (the '"Combination Agreement") entered into by the Registrant and Terra on January 20, 2004.

      At the April 6, 2004 meeting of shareholders of the Registrant (the "Optimal Meeting"), the shareholders approved the issuance of up to approximately 9,059,589 Class "A" shares of the Registrant in connection with the Amalgamation. Under the terms of the Combination Agreement, each Terra shareholder (other than Terra shareholders who exercise their dissent rights) will receive 0.4532 of a Class "A" share of the Registrant for each Terra common share held by such shareholder at the effective time of the Amalgamation. As a result of the Amalgamation, the shareholders of Terra will own approximately 33% of all issued and outstanding Class "A" shares of the Registrant. The Registrant has filed notice that the Class "A" shares of the Registrant issuable pursuant to the Amalgamation shall be listed on the Nasdaq, which notice has been accepted.

      The amalgamated company is a wholly owned subsidiary of the Registrant and will continue its business under the name "Optimal Payments Inc.". It is the intention of the Registrant to cause the shares of Terra to be de-listed from the Toronto Stock Exchange as soon as practicable.

      At the Optimal Meeting, shareholders also approved the change of the Registrant's name to "Optimal Group Inc." and the increase in the maximum number of directors of the Registrant from 9 to 13.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Statements

      The financial statements required by this Item 7 are included in this Current Report on Form 8-K/A. The financial statements filed herewith are:

      (i) Unaudited Pro Forma Consolidated Balance Sheet of the Registrant as at March 31, 2004 and unaudited Pro Forma Consolidated Statements of Operations of the Registrant for the three months ended March 31, 2004 and the year ended December 31, 2003; and

      (ii) Audited Consolidated Balance Sheets of Terra Payments Inc. as at March 31, 2004, 2003 and 2002 and audited Consolidated Statements of Earnings, Deficit and Cash Flows of Terra Payments Inc. for the years ended March 31, 2004, 2003 and 2002.

(c)   Exhibits

Exhibit
Number                              Exhibit
------           ------------------------------------------------

   23      Consent of Raymond Chabot Grant Thornton.

                                   SIGNATURES:

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2004                        Optimal Group Inc.
                                            (Registrant)

                                            By: /s/ Holden L. Ostrin
                                                --------------------------------
                                                Holden L. Ostrin
                                                Co-Chairman

      Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisitions of Systech and Terra)
      (Unaudited)

      OPTIMAL GROUP INC.
      (formerly Optimal Robotics Corp.)

      As at March 31, 2004 and for the three-month period ended March 31, 2004 and the year ended December 31, 2003
      (expressed in US dollars)

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisitions of Systech and Terra)
(Unaudited)

As at March 31, 2004 and for the three-month period ended March 31, 2004 and the year ended December 31, 2003
(expressed in US dollars)

Financial Statements

      Pro Forma Consolidated Balance Sheet..................................   1

      Pro Forma Consolidated Statements of Operations.......................   2

      Notes to Pro Forma Consolidated Financial Statements..................   4

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Pro Forma Consolidated Balance Sheet (Giving effect to the U-Scan Sale and the Acquisitions of Systech and Terra)
(Unaudited)

March 31, 2004
(expressed in US dollars)

===================================================================================================================================
                                            Optimal      Disposal of            Terra     Pro Forma      Pro Forma        Pro Forma
                                         Group Inc.  U-Scan Business    Payments Inc.   adjustments    adjustments     Consolidated
-----------------------------------------------------------------------------------------------------------------------------------
                                                        (Notes 2 (d)     (Note 2 (c))  (Note 3 (k))   (Notes 2 (c)
                                                              and 3)                                        and 3)
Assets
Current assets:
   Cash and cash equivalents           $  7,145,381     $ 35,000,000     $ 61,071,000   $        --   $         --     $103,216,381
   Cash and cash equivalents -
     held as reserve                             --               --       24,915,000            --             --       24,915,000
   Short-term investments                66,488,375               --               --            --             --       66,488,375
   Accounts receivable                   15,958,804       (8,285,746)       1,205,000            --             --        8,878,058
   Income taxes receivable                  546,130               --               --            --             --          546,130
   Tax credits receivable                   376,000               --          586,000            --             --          962,000
   Current portion of note receivable            --               --          114,000            --             --          114,000
   Inventories                           25,632,520      (18,180,019)              --            --             --        7,452,501
   Future income taxes                      245,284               --               --            --             --          245,284
   Prepaid expenses and deposits          1,322,240         (162,392)         422,000            --             --        1,581,848
   Investment in EBS                             --               --        3,107,000            --             --        3,107,000
   --------------------------------------------------------------------------------------------------------------------------------
                                        117,714,734        8,371,843       91,420,000            --             --      217,506,577
Note receivable                                  --               --        1,588,000            --             --        1,588,000
Deferred acquisition costs                  349,985               --               --            --       (349,985)(j)           --
Property and equipment                    6,245,370       (3,936,821)       1,491,000            --             --        3,799,549
Investment in Terra Payments Inc.                --               --               --    64,605,113    (64,605,113)              --
Goodwill and intangible assets           14,948,968       (3,339,402)              --            --     43,621,113       55,230,679
Future income taxes                       2,562,978               --       10,142,000            --     (4,328,000)       8,376,978
Other assets                                     --               --        3,120,000            --             --        3,120,000
Deferred compensation                            --               --               --     3,141,298             --        3,141,298
-----------------------------------------------------------------------------------------------------------------------------------
                                       $141,822,035     $  1,095,620     $107,761,000   $67,746,411   $(25,661,985)    $292,763,081
===================================================================================================================================

Liabilities and Shareholders' Equity
Current liabilities:
   Bank indebtedness                   $ 10,462,887     $         --     $         --   $        --   $         --     $ 10,462,887
   Accounts payable and
     accrued liabilities                  9,682,013       (2,918,393)      11,055,000       747,980      1,500,000       19,716,615
                                                                                                          (349,985)(j)
   Deferred revenue                      11,444,016       (7,131,939)         441,000            --             --        4,753,077
   Customer reserves                             --               --       66,282,000            --             --       66,282,000
   Security deposits                             --               --        2,437,000            --             --        2,437,000
   Obligations under capital leases              --               --          734,000            --             --          734,000
   Future income taxes                      133,806        3,700,000(m)            --            --             --        3,833,806
   --------------------------------------------------------------------------------------------------------------------------------
                                         31,722,722       (6,350,332)      80,949,000       747,980      1,150,015      108,219,385
Shareholders' equity:
   Share capital                        122,102,244               --      113,010,000    61,406,452   (113,010,000)     183,508,696
   Options and warrants                          --               --               --     5,591,979             --        5,591,979
   Additional paid-in capital                 5,282               --          297,000            --       (297,000)           5,282
   Deficit                              (10,523,742)       7,445,952      (86,495,000)           --     86,495,000       (3,077,790)
   Cumulative translation
     adjustment                          (1,484,471)              --               --            --             --       (1,484,471)
   --------------------------------------------------------------------------------------------------------------------------------
                                        110,099,313        7,445,952       26,812,000    66,998,431    (26,812,000)     184,543,696
-----------------------------------------------------------------------------------------------------------------------------------
                                       $141,822,035     $  1,095,620     $107,761,000   $67,746,411   $(25,661,985)    $292,763,081
===================================================================================================================================

See accompanying notes to unaudited pro forma consolidated financial statements.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Pro Forma Consolidated Statement of Operations (Giving effect to the U-Scan Sale and the Acquisitions of Systech and Terra)
(Unaudited)

Three-month period ended March 31, 2004
(expressed in US dollars)

===================================================================================================================================
                                                                                                         Disposal of
                                                Optimal   Acquisition    Acquisition     Pro Forma            U-Scan      Pro Forma
                                             Group Inc.    of Systech       of Terra   adjustments          business   Consolidated
-----------------------------------------------------------------------------------------------------------------------------------
                                            (3 months)     (2 months)     (3 months)     (note 3)        (note 3 (l))
Revenues                                   $ 20,415,675   $ 2,276,656   $ 13,142,000   $        --      $(11,107,894)  $ 24,726,437

Cost of sales                                14,538,873     1,931,706      5,453,000            --        (7,973,062)    13,950,517

-----------------------------------------------------------------------------------------------------------------------------------
Gross margin                                  5,876,802       344,950      7,689,000            --        (3,134,832)    10,775,920

Expenses (income):
   Selling, general and
     administrative                           7,601,249       185,506      4,903,000       474,255(f)     (3,473,409)     9,690,601
   Amortization                               1,034,233       147,382        433,000        29,159(d)       (609,204)     1,795,145
                                                                                           498,800(g)
                                                                                           261,775(h)
   Operating lease                              971,091       201,114        194,000            --          (274,705)     1,091,500
   Research and
     development                                201,854            --        407,000            --          (201,854)       407,000
   Combination costs                                 --            --      1,242,000            --                --      1,242,000
   Interest income                             (258,786)           --       (190,000)           --                --       (448,786)
   Foreign exchange                            (151,514)       (3,114)      (218,000)           --                --       (372,628)
   --------------------------------------------------------------------------------------------------------------------------------
                                              9,398,127       530,888      6,771,000     1,263,989        (4,559,172)    13,404,832

-----------------------------------------------------------------------------------------------------------------------------------
(Loss) earnings before income taxes          (3,521,325)     (185,938)       918,000    (1,263,989)        1,424,340     (2,628,912)

Income tax (recovery) provision                (328,000)           --        718,000      (260,000)(i)       133,000        263,000

-----------------------------------------------------------------------------------------------------------------------------------
Net (loss) earnings                        $ (3,193,325)  $  (185,938)  $    200,000   $(1,003,989)     $  1,291,340   $ (2,891,912)
===================================================================================================================================

Loss per share:
   Basic                                   $      (0.21)                                                               $      (0.13)
   Diluted                                        (0.21)                                                                      (0.13)

===================================================================================================================================

Weighted average number of shares:
   Basic                                     14,936,235            --      7,241,327            --                --     22,177,562
   Effect of dilutive
     stock options
     and warrants                                 1,012            --        317,234            --                --        318,246

-----------------------------------------------------------------------------------------------------------------------------------
   Diluted                                   14,937,247            --      7,558,561            --                --     22,495,808
===================================================================================================================================

See accompanying notes to unaudited pro forma consolidated financial statements.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Pro Forma Consolidated Statement of Operations (Giving effect to the U-Scan Sale and the Acquisitions of Systech and Terra)
(Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

=================================================================================================

                                          Optimal                     Acquisition     Acquisition
                                       Group Inc.        RBA Inc.      of Systech        of Terra
-------------------------------------------------------------------------------------------------
                                      (12 months)      (9 months)     (12 months)     (12 months)
Revenues                             $ 67,187,900    $ 22,135,685    $ 20,281,210    $ 41,966,465

Cost of sales                          45,421,729      18,494,155       2,404,250      19,646,093

-------------------------------------------------------------------------------------------------
Gross margin                           21,766,171       3,641,530      17,876,960      22,320,372

Expenses (income):
   Selling, general and
     administrative                    25,905,607       1,822,658      20,210,178      15,510,733


   Amortization                         3,065,411         838,707       2,376,539       2,405,994




   Operating lease                      1,970,834         798,013         762,403         748,988
   Research and
     development                          795,390              --              --       1,088,833
   Impairment of long-lived
     assets                                    --              --         679,003              --
   Restructuring                          747,919              --              --              --
   Interest (income) expense             (980,103)        424,668         629,081        (388,156)
   Foreign exchange                       332,505              --      (3,172,410)        431,680
   ----------------------------------------------------------------------------------------------
                                       31,837,563       3,884,046      21,484,794      19,798,072

-------------------------------------------------------------------------------------------------
(Loss) earnings before
  income taxes                        (10,071,392)       (242,516)     (3,607,834)      2,522,300

Income tax (recovery) provision        (3,903,000)             --              --        (635,747)

-------------------------------------------------------------------------------------------------
Net (loss) earnings                  $ (6,168,392)   $   (242,516)   $ (3,607,834)   $  3,158,047
=================================================================================================

Loss per share:
   Basic                             $      (0.41)
   Diluted                                  (0.41)

=================================================================================================

Weighted average number of shares:
   Basic                               14,936,235              --              --       7,241,327
   Effect of dilutive
     stock options
     and warrants                             576              --              --         164,084

-------------------------------------------------------------------------------------------------
   Diluted                             14,936,811              --              --       7,405,411
=================================================================================================

====================================================================================
                                                         Disposal of
                                        Pro Forma             U-Scan      Pro Forma
                                      adjustments           business    Consolidated
------------------------------------------------------------------------------------
                                         (note 3)       (note 3 (l))
Revenues                             $         --       $(55,459,418)   $ 96,111,842

Cost of sales                              40,703(a)     (37,494,209)     63,347,500
                                       14,834,779(e)
------------------------------------------------------------------------------------
Gross margin                          (14,875,482)       (17,965,209)     32,764,342

Expenses (income):
   Selling, general and
     administrative                       238,388(b)     (16,862,682)     34,246,930
                                      (12,827,684)(e)
                                          249,732(f)
   Amortization                           566,620(c)      (2,160,064)      8,303,361
                                          174,950(d)
                                       (2,007,095)(e)
                                        1,995,200(g)
                                        1,047,099(h)
   Operating lease                             --         (1,137,392)      3,142,846
   Research and
     development                               --           (795,390)      1,088,833
   Impairment of long-lived
     assets                                    --                 --         679,003
   Restructuring                               --           (415,414)        332,505
   Interest (income) expense                   --             (1,753)       (316,263)
   Foreign exchange                            --            (76,590)     (2,484,815)
   ---------------------------------------------------------------------------------
                                      (10,562,790)       (21,449,285)     44,992,400

------------------------------------------------------------------------------------
(Loss) earnings before
  income taxes                         (4,312,692)         3,484,076     (12,228,058)

Income tax (recovery) provision        (1,350,000)(i)      1,350,000      (4,538,747)

------------------------------------------------------------------------------------
Net (loss) earnings                  $ (2,962,692)      $  2,134,076    $ (7,689,311)
====================================================================================

Loss per share:
   Basic                                                                $      (0.35)
   Diluted                                                                     (0.35)

====================================================================================

Weighted average number of shares:
   Basic                                       --                 --      22,177,562
   Effect of dilutive
     stock options
     and warrants                              --                 --         164,660

------------------------------------------------------------------------------------
   Diluted                                     --                 --      22,342,222
====================================================================================

See accompanying notes to unaudited pro forma consolidated financial statements.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisitions of Systech and Terra)
(Unaudited)

As at March 31, 2004 and for the three-month period ended March 31, 2004 and the year ended December 31, 2003
(expressed in US dollars)

================================================================================

1.    Basis of Presentation:

      The pro forma consolidated statements of operations give effect to (a) the acquisition of the services business of RBA Inc. (the "RBA Business") by Optimal Group Inc. (formerly Optimal Robotics Corp.) (the "Company" or "Optimal") completed on September 30, 2003, (b) the acquisition of the hardware services division of Systech Retail Systems (the "Systech Business"), an operating division within Systech Retail Systems (Canada) Inc. and Systech Retail Systems (U.S.A.), Inc., which are subsidiaries of Systech Retail Systems Corp., by Optimal completed on February 27, 2004,
      (c) the acquisition of Terra Payments Inc. ("Terra") by Optimal completed on April 6, 2004 and (d) the sale by Optimal to Fujitsu Transaction Solutions Inc. ("Fujitsu") of Optimal's U-Scan self-checkout business on April 8, 2004. The pro forma consolidated balance sheet gives effect to the acquisition of Terra and to the sale of the Company's U-Scan self-checkout business to Fujitsu. As at March 31, 2004, the balance sheet of Optimal already consolidates the financial position of the RBA Business and the Systech Business. The pro forma financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles.

      The pro forma consolidated financial statements as at and for the three-month period ended March 31, 2004 are based on the unaudited interim consolidated financial statements of Optimal for the three-month period ended March 31, 2004 (which already include the results of operations of the Systech Business since its acquisition on February 27, 2004), as well as the unaudited financial statements of the Systech Business for the two-month period ended February 27, 2004 and the unaudited interim financial statements of Terra for the three-month period ended March 31, 2004. The pro forma consolidated statement of operations for the three-month period ended March 31, 2004 gives effect to the acquisitions of the Systech Business and Terra, and the disposal of the U-Scan self-checkout business as if these transactions had taken place on January 1, 2003. The pro forma consolidated balance sheet gives effect to the acquisition of Terra and the disposal of the U-Scan self-checkout business as if these transactions had taken place as at March 31, 2004.

      The pro forma consolidated financial statements for the year ended December 31, 2003 are based on the audited consolidated financial statements of Optimal for the year ended December 31, 2003 (which already include the results of operations of the RBA Business since its acquisition on September 30, 2003), the unaudited financial statements of RBA Inc. for the nine-month period ended September 30, 2003, the unaudited financial statements of Terra for the year ended December 31, 2003, as well as the audited financial statements of the Systech Business for the year ended January 31, 2004. The pro forma consolidated statement of operations for the year ended December 31, 2003 gives effect to the acquisitions of the RBA Business, the Systech Business and Terra, and the disposal of the U-Scan self-checkout business as if those transactions had taken place on January 1, 2003.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisitions of Systech and Terra), Continued
(Unaudited)

As at March 31, 2004 and for the three-month period ended March 31, 2004 and the year ended December 31, 2003
(expressed in US dollars)

================================================================================

1.    Basis of Presentation (continued):

      The functional currency of RBA Inc. and Terra is the Canadian dollar. The statement of operations of the RBA Business and Terra for the periods ended September 30, 2003, December 31, 2003, and March 31, 2004 have been converted into US dollars at the average exchange rate for the periods which were - CA$1 = US$0.6999, CA$1 = 0.7135, and CA$1 = US$0.7528,
      respectively. The balance sheet of Terra has been converted into US dollars at the closing exchange rate at March 31, 2004, which was CA$1 = US$0.7626.

      The pro forma consolidated statements of operations are not necessarily indicative of the results of operations that would have been realized for the periods presented, nor do they purport to project the Company's results of operations for any future periods. The statement of operations does not include the expected benefits and cost savings that may arise from the business acquisitions.

      The pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements of Optimal as at and for the year ended December 31, 2003, and the interim consolidated financial statements of Optimal as at and for the three-month period ended March 31, 2004.

2.    Business Acquisitions and Disposal of U-Scan business:

      (a)   RBA Inc.

            On September 30, 2003, the Company acquired substantially all of the assets and the ongoing business of RBA Inc., a company that provides hardware maintenance outsourcing services, including debit/credit card system maintenance and computer maintenance services, across Canada.

            The net assets acquired for cash are approximately $6 million (CA$8.1 million), subject to the determination of certain post-closing adjustments, if any. The acquisition was accounted for by the Company using the purchase method and, accordingly, the results of operations of the RBA Business have been consolidated with those of the Company from the date of acquisition.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisitions of Systech and Terra), Continued
(Unaudited)

As at March 31, 2004 and for the three-month period ended March 31, 2004 and the year ended December 31, 2003
(expressed in US dollars)

================================================================================

2.    Business Acquisitions and Disposal of U-Scan business (continued):

      (a)   RBA Inc. (continued)

            The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at date of acquisition. The Company is in the process of finalizing the valuation of the net assets acquired, including the determination of post-closing adjustments and the allocation to goodwill and other intangible assets; thus, the allocation of the purchase price is subject to final modifications.

            ====================================================================

            Assets acquired:
                 Accounts receivable                                 $ 3,185,127
                 Inventories                                           2,222,135
                 Property and equipment                                1,766,800
                 Prepaid expenses and deposits                           289,004
                 Customer contracts and customer relationships         3,399,720
                 Tax-deductible goodwill                               3,783,350
                 ---------------------------------------------------------------
                                                                      14,646,136

            Liabilities assumed:
                 Accounts payable and accrued liabilities              4,156,473
                 Deferred revenue                                        697,454
                 Current portion of long-term debt                     2,384,182
                 Long-term debt                                        1,362,190
                 ---------------------------------------------------------------
                                                                       8,600,299

            --------------------------------------------------------------------
            Net assets acquired for cash                             $ 6,045,837
            ====================================================================

      (b)   Systech Hardware Services Division

      On February 27, 2004, the Company acquired the net assets of the Systech Business for approximately $3 million in cash, subject to the determination of certain post-closing adjustments, if any. The acquisition was accounted for by the Company using the purchase method and the results of the Systech Business are consolidated with those of the Company from the date of acquisition.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisitions of Systech and Terra), Continued
(Unaudited)

As at March 31, 2004 and for the three-month period ended March 31, 2004 and the year ended December 31, 2003
(expressed in US dollars)

================================================================================

2.    Business Acquisitions and Disposal of U-Scan business (continued):

      (b)   Systech Hardware Services Division (continued)

            The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at date of acquisition. The Company is in the process of finalizing its valuation of the net assets acquired, including goodwill and other intangible assets; thus, the allocation of the purchase price is subject to refinement.

            ====================================================================

            Assets acquired:
                 Accounts receivable                                 $ 1,466,499
                 Inventories                                           3,620,125
                 Property and equipment                                  273,706
                 Prepaid expenses and deposits                            64,536
                 Customer contracts and customer relationships           612,331
                 Tax-deductible goodwill                                 512,293
                 ---------------------------------------------------------------
                                                                       6,549,490

            Liabilities assumed:
                 Accounts payable and accrued liabilities              1,058,493
                 Deferred revenue                                      2,490,997
                 ---------------------------------------------------------------
                                                                       3,549,490

            --------------------------------------------------------------------
            Net assets acquired for cash                             $ 3,000,000
            ====================================================================

      (c)   Terra Payments Inc.:

            Effective April 6, 2004, the Company completed a Combination Agreement with Terra Payments Inc., a Canadian publicly-traded company that offers proprietary technology and services to businesses to accept credit card, electronic cheque and direct debit payments. Terra processes credit card payments primarily for non-face-to-face transactions, including mail-order/telephone order, licensed on-line gaming and other online merchants, as well as for retail point-of-sale merchants. Terra also processes cheques and direct debits online and by telephone.

            The agreement provides for a stock-for-stock merger in which 0.4532 of the Company's common shares will be exchanged for each share of Terra. The total purchase price of $64.6 million was paid through the issuance of 7,241,327 Class A shares by the Company, the acquisition of outstanding options and warrants issued by Terra and estimated transaction costs of the Company.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisitions of Systech and Terra), Continued
(Unaudited)

As at March 31, 2004 and for the three-month period ended March 31, 2004 and the year ended December 31, 2003
(expressed in US dollars)

================================================================================

2.    Business Acquisitions and Disposal of U-Scan business (continued):

      (c)   Terra Payments Inc. (continued):

            The acquisition will be accounted for by the Company using the purchase method. The following table presents the estimated fair value of the assets and liabilities of Terra as if the transaction had occurred on March 31, 2004. Once the Company has completed the transaction, it will finalize the valuation of the assets to be acquired and the liabilities to be assumed, including the allocation to identifiable intangible assets and goodwill based on the balance sheet at the date of consummation.

           =====================================================================

            Assets acquired:
                Cash and short-term investments                     $ 61,071,000
                Cash and short-term investments - held as reserves    24,915,000
                Accounts receivable                                    1,205,000
                Tax credits receivable                                   586,000
                Prepaid expenses and deposits                            422,000
                Property and equipment                                 1,491,000
                Investment in EBS                                      3,107,000
                Note receivable                                        1,702,000
                Other assets                                           3,120,000
                Future income taxes                                    5,814,000
                Customer contracts and customer relationships          5,456,000
                Acquired technology                                    4,520,000
                Non-deductible goodwill                               33,645,113
                ----------------------------------------------------------------
                                                                     147,054,113

           Liabilities assumed:
                Accounts payable and accrued liabilities              12,555,000
                Deferred revenue                                         441,000
                Customer reserves                                     66,282,000
                Security deposits                                      2,437,000
                Obligations under capital leases                         734,000
                ----------------------------------------------------------------
                                                                      82,449,000

           ---------------------------------------------------------------------
           Net assets acquired                                      $ 64,605,113
           =====================================================================

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisitions of Systech and Terra), Continued
(Unaudited)

As at March 31, 2004 and for the three-month period ended March 31, 2004 and the year ended December 31, 2003
(expressed in US dollars)

================================================================================

2.    Business Acquisitions and Disposal of U-Scan business (continued):

      (c)   Terra Payments Inc. (continued):

            ===============================================================================
            Consideration:
               7,241,327 common shares                                         $ 61,406,452
               Estimated transaction costs                                          747,980
               Options and warrants                                               5,591,979
               Less:  options and warrants considered deferred compensation      (3,141,298)
            -------------------------------------------------------------------------------
            Total purchase price                                               $ 64,605,113
            ===============================================================================

            The per share value of the shares issued as consideration for the business acquisition was $8.48, which was determined using the Company's average closing share price on NASDAQ over a reasonable period before and after the date the terms of the business combination were agreed to and announced.

            The Company will also issue 1,815,997 stock options and warrants having a fair value of $5,591,979, or a weighted average of $3.08 per share, to acquire the Terra outstanding options and warrants. This also represents 0.4532 stock option or warrant of the Company for each option or warrant of Terra. The fair value of the vested stock options and warrants of $2,450,681 is included in the purchase consideration. The remaining $3,141,298 representing the fair value of the unvested stock options, is recorded as deferred compensation and will be amortized over the vesting period of three years. The fair values were determined using the Black-Scholes option pricing model using current assumptions at the date of preparing the pro forma. The assumptions used to calculate fair value will be updated at date of closing. Accordingly, the fair value of the assumed options and warrants will change.

      (d)   Sale of U-Scan business

            Effective April 8, 2004, the Company sold its U-Scan self-checkout business to Fujitsu, including all related tangible assets, intellectual property rights, and obligations, for $35 million in cash plus the assumption of liabilities. The purchase price is subject to adjustments at the date of closing based on the net assets at that date.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisitions of Systech and Terra), Continued
(Unaudited)

As at March 31, 2004 and for the three-month period ended March 31, 2004 and the year ended December 31, 2003
(expressed in US dollars)

================================================================================

2.    Business Acquisitions and Disposal of U-Scan business (continued):

      (d)   Sale of U-Scan business (continued):

            The following table summarizes the book value of the assets and liabilities at March 31, 2004 relating to the business sold by the
      Company:

           ================================================================================
                                                                                 March 31,
                                                                                      2004
           --------------------------------------------------------------------------------
           Accounts receivable                                                 $  8,285,746
           Inventories                                                           18,180,019
           Prepaid expenses and deposits                                            162,392
           Property and equipment                                                 3,936,821
           Intangible assets                                                      3,339,402
           Accounts payable accrued liabilities                                  (2,918,393)
           Deferred revenue                                                      (7,131,939)
           --------------------------------------------------------------------------------
           Net assets sold by the Company                                        23,854,048

           Proceeds from sale                                                    35,000,000
           --------------------------------------------------------------------------------
           Gain on sale of business, before estimated taxes of $3,700,000
             at March 31, 2004                                                 $ 11,145,952
           ================================================================================

            The proceeds from sale are net of a termination fee paid to NCR Corporation ("NCR") as a result of the termination of an asset purchase agreement entered into by the Company and NCR on March 4, 2004 relating to the sale of the U-Scan self-checkout business to NCR.

3.    Pro Forma Adjustments:

      The pro forma consolidated statement of operations does not include any benefits from anticipated synergies from the acquisitions of the RBA Business, the Systech Business and Terra. The pro forma financial statements incorporate the following adjustments:

      (i)   To conform the accounting policies of RBA Inc. with those of the
            Company:

            (a) Represents costs capitalized by RBA Inc. that would be expensed by the Company.

            (b) Represents deferred charges in the accounts of RBA Inc. related to specific contracts with customers that would be expensed by the Company.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisitions of Systech and Terra), Continued
(Unaudited)

As at March 31, 2004 and for the three-month period ended March 31, 2004 and the year ended December 31, 2003
(expressed in US dollars)

================================================================================

3.    Pro Forma Adjustments (continued):

      (ii)  As a result of the acquisition of the RBA Business:

            (c) Represents nine months of amortization of the customer contracts and customer relationships acquired as part of the RBA Business using the straight-line method over the estimated life of 72 months.

      (iii) As a result of the acquisition of the Systech Business:

            (d) Represents amortization of the customer contracts and customer relationships acquired as part of the Systech Business using the straight-line method over the estimated life of 42 months.

            (e) Represents reclassification of costs in accordance with the Company's policies.

      (iv) To conform the accounting policies of Terra with those of the Company.

            (f) Represents the amortization of stock-based compensation cost for employee options issued by Terra in the period, calculated using the fair value-based method.

      (v)   As a result of the acquisition of Terra:

            (g) Represents the amortization of customer contracts and customer relationships and acquired technology using the straight-line method over their estimated lives of 60 months.

            (h) Represents the amortization of deferred compensation using the straight-line method over the assumed vesting period of three years.

            (i) Represents future income taxes at a rate of 33% related to items (a) to (e) and (g) to (h) above.

            (j) Represents reclassification of deferred acquisition costs against the related liability.

            (k) Represents consolidation entries to eliminate the investment in Terra and to record the allocation of purchase price to assets and liabilities as fair value adjustments at date of acquisition.

      (vi)  As a result of the sale of the U-Scan self-checkout business:

            (l) Represents the estimated results of operations of the U-Scan self-checkout business for the three months ended March 31, 2004 and the year ended December 31, 2003, excluding the net gain to be realized on the sale of the assets of this business, and its related tax effect.

            (m) Represents the tax effect on the gain on sale of the assets of the business.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisitions of Systech and Terra), Continued
(Unaudited)

As at March 31, 2004 and for the three-month period ended March 31, 2004 and the year ended December 31, 2003
(expressed in US dollars)

================================================================================

4.    Canadian/US reporting differences:

The pro forma consolidated financial statements of the Company are prepared in accordance with Canadian generally accepted accounting principles ("GAAP"), which conform, in all material respects, with those generally accepted in the United States.

                               Terra Payments Inc.
                        (formerly SureFire Commerce Inc.)

                        Consolidated Financial Statements
                          March 31, 2004, 2003 and 2002

         Auditors' Report                                            2
         Financial Statements
            Consolidated Balance Sheets                              3
            Consolidated Earnings                                    4
            Consolidated Deficit                                     5
            Consolidated Cash Flows                                  6
            Notes to Consolidated Financial Statements         7 to 30

Auditors' Report

To the Shareholders of
Terra Payments Inc.

We have audited the consolidated balance sheets of Terra Payments Inc. as at March 31, 2004, 2003 and 2002 and the consolidated statements of earnings, deficit and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at March 31, 2004, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

/S/ Raymond Chabot Grant Thornton

Chartered Accountants

Montreal, Canada
May 14, 2004

Terra Payments Inc.
Consolidated Balance Sheets
March 31, 2004, 2003 and 2002
(In thousands of Canadian dollars)

                                                                                       2004         2003         2002
                                                                                  ---------    ---------    ---------
                                                                                          $            $            $
ASSETS
Current assets
     Cash and short-term investments (Note 1)                                        80,083       41,453       21,785
     Cash and short-term investments held as reserves (Note 1)                       32,671       33,645       60,468
     Accounts receivable                                                              1,580        1,462        3,303
     Other receivable (Note 19)                                                          --           --        5,050
     Tax credits receivable                                                             769          419        2,022
     Prepaid expenses                                                                   553          446        1,029
     Current portion of note receivable                                                 150           --           --
     Investment in ebs Electronic Billing Systems AG, at cost (Notes 14 and 22)       4,074           --           --
                                                                                  ---------    ---------    ---------
                                                                                    119,880       77,425       93,657
Note receivable (Note 2)                                                              2,082        2,574           --
Other receivable (Note 19)                                                            4,092        4,588           --
Equipment (Note 3)                                                                    1,955        4,042        8,239
Goodwill (Note 14)                                                                       --           --       18,113
Intangibles (Notes 4 and 14)                                                             --           --        1,445
Deferred charges (Note 14)                                                               --          400           --
Future income taxes (Note 11)                                                        13,299       15,160       11,618
                                                                                  ---------    ---------    ---------
                                                                                    141,308      104,189      133,072
                                                                                  =========    =========    =========

LIABILITIES
Current liabilities
     Accounts payable and accrued liabilities                                        14,497        9,252       11,721
     Advance payable (Note 5)                                                            --        1,763           --
     Customer reserves (Note 6)                                                      86,916       69,077       66,878
     Deferred revenue                                                                   161          133           92
     Obligations under capital leases due within one year                               597        1,583        2,144
     Security deposits (Note 6)                                                       3,195        4,039        6,393
                                                                                  ---------    ---------    ---------
                                                                                    105,366       85,847       87,228
Deferred revenue                                                                        417          494          367
Obligations under capital leases (Note 7)                                               366          411        1,617
                                                                                  ---------    ---------    ---------
                                                                                    106,149       86,752       89,212
                                                                                  ---------    ---------    ---------
SHAREHOLDERS' EQUITY
Capital stock (Note 8)                                                              148,190      133,429      133,429
Contributed surplus (Note 8)                                                            390           --           --
Deficit                                                                            (113,421)    (115,992)     (89,569)
                                                                                  ---------    ---------    ---------
                                                                                     35,159       17,437       43,860
                                                                                  ---------    ---------    ---------
                                                                                    141,308      104,189      133,072
                                                                                  =========    =========    =========

The accompanying notes are an integral part of the consolidated financial statements.

Approved by the Board,

       /S/ Neil Wechsler                      /S/ Steve Shaper
       ------------------------------         ----------------------------
       Director                               Director

Terra Payments Inc.
Consolidated Earnings
Years ended March 31, 2004, 2003 and 2002
(In thousands of Canadian dollars, except per share amounts)

                                                                         2004           2003           2002
                                                                  -----------    -----------    -----------
                                                                            $              $              $
Revenues
     Transaction processing                                            63,509         46,942         78,236
     Interest                                                             797            397          2,150
                                                                  -----------    -----------    -----------
                                                                       64,306         47,339         80,386
                                                                  -----------    -----------    -----------
Expenses
     Transaction processing                                            28,402         27,914         40,675
     Research and development (Note 9)                                  2,042          1,841          5,301
     Sales and marketing                                                5,451          4,986         10,491
     Support and operations                                             4,284          5,461          9,363
     General and administrative                                        12,773         12,047         14,401
                                                                  -----------    -----------    -----------
                                                                       52,952         52,249         80,231
                                                                  -----------    -----------    -----------
Earnings (loss) before undernoted items                                11,354         (4,910)           155
                                                                  -----------    -----------    -----------

Amortization of equipment                                               2,877          4,687          4,659
Gain on disposal of equipment                                              (5)           (14)            --
Gain on abandonment of equipment                                           --           (232)            --
Interest on capital lease obligations                                      96            273            342
Exchange (gain) loss                                                      (35)           681            (89)
Write-down of note receivable (Note 2)                                    310             --             --
Combination costs (Note 22)                                             1,650             --             --
Restructuring costs (Note 10)                                              --            600          3,350
Write-off of deferred charges (Note 14)                                    --          1,100             --
Write-off of goodwill and intangible (Note 14)                             --         15,784             --
                                                                  -----------    -----------    -----------
                                                                        4,893         22,879          8,262
                                                                  -----------    -----------    -----------
Earnings (loss) before income taxes and discontinued operations         6,461        (27,789)        (8,107)
                                                                  -----------    -----------    -----------
Income taxes (Note 11)
     Current                                                              147            354             46
     Future                                                             2,571         (3,509)        (5,568)
                                                                  -----------    -----------    -----------
                                                                        2,718         (3,155)        (5,522)
                                                                  -----------    -----------    -----------
Earnings (loss) before discontinued operations                          3,743        (24,634)        (2,585)
Discontinued operations, net of income taxes (Note 12)                     --         (1,769)          (306)
                                                                  -----------    -----------    -----------
Net earnings (loss)                                                     3,743        (26,403)        (2,891)
                                                                  ===========    ===========    ===========

Basic earnings (loss) per share
     Earnings (loss) before discontinued operations                      0.27          (2.34)         (0.24)
     Discontinued operations                                               --          (0.17)         (0.03)
                                                                  -----------    -----------    -----------
     Net earnings (loss)                                                 0.27          (2.51)         (0.27)
                                                                  ===========    ===========    ===========

Diluted earnings (loss) per share (Note 13)
     Earnings (loss) before discontinued operations                      0.26          (2.34)         (0.24)
     Discontinued operations                                               --          (0.17)         (0.03)
                                                                  -----------    -----------    -----------
     Net earnings (loss)                                                 0.26          (2.51)         (0.27)
                                                                  ===========    ===========    ===========

Weighted average number of common shares outstanding               14,032,175     10,515,479     10,515,479
                                                                  ===========    ===========    ===========

The accompanying notes are an integral part of the consolidated financial statements.

Terra Payments Inc.
Consolidated Deficit
Years ended March 31, 2004, 2003 and 2002
(In thousands of Canadian dollars)

                                                     2004        2003       2002
                                                 --------    --------   --------
                                                        $           $          $
Balance, beginning of year                        115,992      89,569     86,663
Share-related expenses, net of income taxes         1,172          20         15
Net (earnings) loss                                (3,743)     26,403      2,891
                                                 --------    --------   --------
Balance, end of year                              113,421     115,992     89,569
                                                 ========    ========   ========

The accompanying notes are an integral part of the consolidated financial statements.

Terra Payments Inc.
Consolidated Cash Flows
Years ended March 31, 2004, 2003 and 2002
(In thousands of Canadian dollars)

                                                                           2004        2003        2002
                                                                       --------    --------    --------
                                                                              $           $           $
OPERATING ACTIVITIES
Net earnings (loss)                                                       3,743     (26,403)     (2,891)
Non-cash items
     Amortization of equipment                                            2,877       4,691       4,669
     Gain on disposal of equipment                                           (5)        (14)         --
     Gain on abandonment of equipment                                        --        (232)         --
     Exchange loss on other receivable                                      496         462          --
     Exchange loss on short-term investments                                901          --          --
     Write-down of note receivable                                          310          --          --
     Write-off of deferred charges                                           --       1,100          --
     Write-off of goodwill and intangible                                    --      15,784          --
     Deferred revenue                                                       (49)        168        (794)
     Loss on disposal of discontinued operations (Note 12)                   --       1,200          --
     Future income taxes                                                  1,861      (3,542)     (6,535)
                                                                       --------    --------    --------
                                                                         10,134      (6,786)     (5,551)
     Changes in working capital items (Note 17)                          21,665       1,831      (8,779)
                                                                       --------    --------    --------
Cash flows from operating activities                                     31,799      (4,955)    (14,330)
                                                                       --------    --------    --------
INVESTING ACTIVITIES
Short-term investments (Note 1)                                         (18,011)    (11,635)     21,142
Note receivable                                                              32          --          --
Proceeds on disposal of equipment                                             5          14          --
Equipment                                                                  (189)       (143)     (3,181)
Deferred charges                                                             --      (1,500)         --
                                                                       --------    --------    --------
Cash flows from investing activities                                    (18,163)    (13,264)     17,961
                                                                       --------    --------    --------
FINANCING ACTIVITIES
Advance payable                                                          (1,763)      1,763          --
Repayment of obligations under capital leases                            (1,632)     (2,314)     (1,768)
Purchase of shares for cancellation                                          --          --        (246)
Issuance of capital stock                                                10,687          --         123
Share-related expenses                                                     (382)        (20)        (15)
                                                                       --------    --------    --------
Cash flows from financing activities                                      6,910        (571)     (1,906)
                                                                       --------    --------    --------
Net increase (decrease) in cash and cash equivalents during the year     20,546     (18,790)      1,725
Cash and cash equivalents, beginning of year                             61,881      80,671      78,946
                                                                       --------    --------    --------
Cash and cash equivalents, end of year (Note 1)                          82,427      61,881      80,671
                                                                       ========    ========    ========

CASH AND CASH EQUIVALENTS (Note 1)
Cash and short-term investments                                          53,007      35,388      21,785
Cash and short-term investments held as reserves                         29,420      26,493      58,886
                                                                       --------    --------    --------
                                                                         82,427      61,881      80,671
                                                                       ========    ========    ========

Supplemental disclosure of cash flow information (Note 18)

The accompanying notes are an integral part of the consolidated financial statements.

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
NATURE OF OPERATIONS AND CHANGE OF NAME
--------------------------------------------------------------------------------

Terra Payments Inc. (the "Corporation") is in the payment processing industry. The Corporation provides technology and services that businesses require to accept credit card, electronic cheque and direct debit payments. The Corporation processes credit card payments for retail point-of-sale, Internet and mail order/telephone order merchants, as well as processing electronic cheques or direct debits online and by telephone.

On September 25, 2003, the Corporation changed its corporate name from SureFire Commerce Inc. to Terra Payments Inc.

--------------------------------------------------------------------------------
ACCOUNTING POLICIES
--------------------------------------------------------------------------------

New accounting standards

      Revenue recognition

      As at April 1, 2001, the Corporation changed its method of accounting, on a prospective basis, for set-up fee revenues by deferring the fees over the expected term of the customer relationship instead of recognizing revenue upon receipt of payment. This change has had no material effect on the financial statements.

      Earnings (loss) per share

      As at April 1, 2001, the Corporation adopted, on a retroactive basis, the new recommendations of the Canadian Institute of Chartered Accountants with respect to Section 3500, Earnings per Share. Under the new recommendations, the treasury stock method is to be used, instead of the current imputed earnings approach, for determining the dilutive effect of stock options and warrants. All prior diluted loss per share amounts have been recalculated in accordance with the new requirements. Since the Corporation had incurred losses, such recalculations did not result in any change to the Corporation's previously reported diluted loss per share for all periods presented.

      Goodwill and intangibles

      As at April 1, 2001, the Corporation adopted the new recommendations of the Canadian Institute of Chartered Accountants with respect to Section 3062, Accounting for Goodwill and Intangibles. Under the new recommendations, goodwill and certain intangibles are no longer amortized but rather reviewed for permanent impairment. If it is determined that there is an impairment, then the value of goodwill and intangibles is written down against earnings in the year such impairment occurs. These new recommendations had no effect on any periods presented.

      Foreign currency translation

      As at April 1, 2002, the Corporation adopted on a retroactive basis the recommendations of the Canadian Institute of Chartered Accountants with respect to Section 1650, Foreign Currency Translation. Under the new requirements, the Corporation is required to disclose its foreign exchange gains or losses for the year.

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

      Stock-based compensation

      As at April 1, 2002, the Corporation adopted prospectively the recommendations of the Canadian Institute of Chartered Accountants with respect to Section 3870, Stock-based Compensation and Other Stock-based Payments. The new requirements define recognition, measurement and disclosure standards for stock-based compensation to non-employees and employees. Under these new standards, all stock-based payments made to non-employees must be systematically accounted for in the Corporation's financial statements. These standards define a fair value-based method of accounting for the Corporation's stock-based employee compensation plans. Under this method, compensation cost should be measured at the grant date based on the fair value of the award and should be recognized over the related service period. The new recommendations permit the presentation of pro forma net earnings (loss) and earnings (loss) per share as if the fair value method of accounting had been applied for its stock-based awards granted to employees. The Corporation has chosen to present pro forma information, which is included in Note 8.

      Impairment of long-lived assets

      On April 1, 2003, the Corporation adopted the recommendations of the Canadian Institute of Chartered Accountants with respect to Section 3063, Impairment of Long-lived Assets. This section provides guidance on recognizing, measuring and disclosing the impairment of long-lived assets. This section also replaces the write-down provisions in Section 3061, Property, Plant and Equipment. The standards require the recognition of an impairment loss for a long-lived asset to be held and used when events or changes in circumstances cause its carrying value to exceed the total undiscounted cash flows expected from its use and eventual disposition. The impairment loss is calculated by deducting the fair value of the asset from its carrying value. The adoption of the new standards had no impact on the Corporation's financial statements.

      Disposal of long-lived assets and discontinued operations

      On May 1, 2003, the Corporation adopted the recommendations of the Canadian Institute of Chartered Accountants with respect to Section 3475, Disposal of Long-lived Assets and Discontinued Operations. This section provides guidance on recognizing, measuring, presenting and disclosing long-lived assets to be disposed of. This section also replaces the disposal provisions in Section 3061, Property, Plant and Equipment, and
      Section 3475, Discontinued Operations. This new section provides criteria for classifying assets as held for sale. It requires an asset classified as held for sale to be measured at its fair value less disposal costs. This section also provides criteria for classifying a disposal as a discontinued operation and specifies the presentation of and disclosures for discontinued operations and other disposals of long-lived assets. This section comes into effect for disposal activities started on or after May 1, 2003. The adoption of the new standards had no impact on the Corporation's financial statements.

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

      Disclosure of guarantees

      On April 1, 2003, the Corporation adopted the recommendations of the Canadian Institute of Chartered Accountants with respect to Accounting Guideline AcG-14, Disclosure of Guarantees. The new accounting guideline requires a guarantor to disclose significant information about guarantees it has provided, without regard to whether it will have to make any payments under the guarantees and in addition to the accounting required by Section 3290, Contingencies. The guideline is applicable to years beginning on or after January 1, 2003. The adoption of the new standards had no impact on the Corporation's financial statements.

The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles. These principles conform, in all material respects, with accounting principles generally accepted in the United States of America, except as described in Note 23. The principal accounting policies of the Corporation are summarized as follows:

Basis of consolidation

The consolidated financial statements of Terra Payments Inc. include the accounts of the Corporation and its subsidiaries.

Management estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses. Actual results may differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and balances with banks as well as highly liquid investments which have maturities of less than three months at the date of acquisition.

Short-term investments

Short-term investments include investments with maturities of three to six months. Investments are carried at the lower of amortized cost and market value.

Equipment

Equipment is recorded at acquisition cost. Amortization is provided for over the expected useful lives of the assets and is computed under the straight-line method over the following periods:

Software                                          2 years
Computer hardware                                 3 years
Furniture and fixtures                            5 years
Leasehold improvements                            Lease term

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

Goodwill

Goodwill is the excess of the cost of an acquired business over the net of the amounts assigned to assets acquired and liabilities assumed based on their fair value. Goodwill is not amortized. It is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it is impaired. Goodwill is allocated to reporting units and any potential goodwill impairment is identified by comparing the carrying amount of a reporting unit with its fair value. If any potential impairment is identified, then it is quantified by comparing the carrying amount of goodwill to its fair value. The fair value of a reporting unit is calculated using discounted cash flows.

Intangibles

Intangibles are not amortized. They are tested for impairment annually or more frequently if events or changes in circumstances indicate that their value might be impaired. The impairment test consists of a comparison of the fair value of the intangible with its carrying value. If the carrying value of an intangible exceeds its fair value, an impairment loss is recognized and written off against earnings in the year such impairment occurs.

Deferred charges

Deferred charges represent the costs incurred for the transaction with ebs Electronic Billing Systems AG referred to in Note 14, which were charged to the deficit upon issuance of the Corporation's common shares.

Stock option plans

The Corporation has stock option plans that are described in Note 8. No compensation expense is recognized for these plans when stock options are issued to directors, officers or employees of the Corporation or any of its subsidiaries. The Corporation has chosen to present pro forma information, which is included in Note 8. Any consideration received on the exercise of stock options is credited to capital stock.

Share-related expenses

Share-related expenses are recorded as an increase of the deficit in the year they are incurred.

Revenue recognition

The Corporation is engaged in transaction processing services. Revenues from transaction processing services are recognized at the time services are rendered. Revenues for set-up fees are deferred and recognized over the expected term of the customer relationship. Revenues for Web enablement fees are deferred and recognized over the term of the contract.

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

Research and development costs

All expenses related to research and development activities which do not meet Canadian generally accepted criteria for deferral are expensed as incurred. Development expenses which meet Canadian generally accepted criteria for deferral are capitalized and amortized against earnings over the estimated period of benefit. Investment tax credits earned relative to research and development are recorded as a reduction of the expense.

As at March 31, 2004, 2003 and 2002, the Corporation had not deferred any development costs.

Income taxes

The Corporation provides for income taxes using the liability method of tax allocation. Under this method, future income tax assets and liabilities are determined based on deductible or taxable temporary differences between financial statement values and tax values of assets and liabilities using the substantially enacted income tax rates expected to be in effect for the year in which the differences are expected to reverse. The Corporation establishes a valuation allowance against future income tax assets if, based on available information, it is more likely than not that some or all of the future income tax assets will not be realized.

Foreign currencies

Accounts in foreign currencies, including integrated foreign subsidiaries, are translated using the temporal method. Under this method, monetary assets and liabilities in foreign currencies are translated into Canadian dollars at the year-end rate of exchange. Other assets and liabilities are translated at historical rates. Revenue and expenses are translated at average rates for the year. Foreign exchange gains or losses resulting upon translation are included in earnings.

Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per share is calculated using the treasury stock method, giving effect to the potential dilution that would occur if securities or other contracts to issue common shares were exercised at the later of the beginning of the year or the issuance date.

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

Future accounting changes

The Canadian Institute of Chartered Accountants issued the following new Handbook sections:

      Asset retirement obligations

      Section 3110, Asset Retirement Obligations, provides for an initial recognition of the fair value of a liability for an asset retirement obligation in the period in which it is incurred when a reasonable estimate of fair value can be made. The asset retirement obligation is recorded as a liability with a corresponding increase to the carrying amount of the related long-lived asset. Subsequently, the asset retirement cost is allocated to expenses using a systematic and rational allocation method and is adjusted to reflect period-to-period changes in the liability resulting from passage of time and revisions to either timing or the amount of the original estimate of the undiscounted cash flow. The section is effective for fiscal years beginning on or after January 1, 2004. Management does not expect the adoption of the new standard to have an impact on its financial statements.

      Stock-based compensation

      In September and November 2003, Section 3870, Stock-based Compensation and Other Stock-based Payments, was amended to require that the fair value-based method be applied to awards granted to employees, which previously had not been accounted for at fair value. Thus, the Corporation will be required to account for the effect of such awards in the financial statements for fiscal years beginning on or after January 1, 2004. Transitional methods permitted under this section include retroactive application of the fair value-based method of accounting with restatement of prior periods to include the expense for awards that were included in the pro forma note disclosure of those prior periods, or no restatement of prior periods.

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
1 - CASH AND SHORT-TERM INVESTMENTS
--------------------------------------------------------------------------------

Cash and short-term investments are comprised of the following:

                                                                                                       2004
                                                                 ------------------------------------------
                                                                                     Held as
                                                                 Unrestricted       reserves          Total
                                                                 ------------      ---------      ---------
                                                                            $              $              $
Cash                                                                   49,647         29,420         79,067
Short-term investments
       Maturities less than 3 months, bearing interest
       between 1.4% and 3.56%                                           3,360             --          3,360
                                                                    ---------      ---------      ---------
                                                                       53,007         29,420         82,427
       Maturities between 3 and 6 months, bearing interest
       between 0.92% and 2.75%                                         27,076          3,251         30,327
                                                                    ---------      ---------      ---------
                                                                       80,083         32,671        112,754
                                                                    =========      =========      =========

                                                                                                       2003
                                                                 ------------------------------------------
                                                                                     Held as
                                                                 Unrestricted       reserves          Total
                                                                 ------------      ---------      ---------
                                                                            $              $              $
Cash                                                                   35,249         25,011         60,260
Short-term investments
       Maturities less than 3 months, bearing interest at 1.05%           139          1,482          1,621
                                                                    ---------      ---------      ---------
                                                                       35,388         26,493         61,881
       Maturities between 3 and 6 months, bearing interest
       between 0.79% and 1.75%                                          6,065          7,152         13,217
                                                                    ---------      ---------      ---------
                                                                       41,453         33,645         75,098
                                                                    =========      =========      =========

                                                                                                       2002
                                                                 ------------------------------------------
                                                                                     Held as
                                                                 Unrestricted       reserves          Total
                                                                 ------------      ---------      ---------
                                                                            $              $              $
Cash                                                                   21,627         58,404         80,031
Short-term investments
       Maturities less than 3 months, bearing interest at 1.47%           158            482            640
                                                                    ---------      ---------      ---------
                                                                       21,785         58,886         80,671
       Maturities between 3 and 6 months, bearing interest
       at 2%                                                               --          1,582          1,582
                                                                    ---------      ---------      ---------
                                                                       21,785         60,468         82,253
                                                                    =========      =========      =========

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
1 - CASH AND SHORT-TERM INVESTMENTS (Continued)
--------------------------------------------------------------------------------

The Corporation has agreements with various financial institutions for the settlement of payment transactions. Under the terms of these agreements, the Corporation is required to maintain certain amounts as reserves which may be applied against any amounts for which the financial institutions would be entitled to reimbursement. Any amounts charged by the financial institutions are charged to the Corporation's customers (refer to Note 6).

--------------------------------------------------------------------------------
2 - NOTE RECEIVABLE
--------------------------------------------------------------------------------

                                                                     2004           2003           2002
                                                                ---------      ---------      ---------
                                                                        $              $              $
Note receivable                                                     2,232          2,574             --
Less: current portion                                                 150             --             --
                                                                ---------      ---------      ---------
                                                                    2,082          2,574             --
                                                                =========      =========      =========

On October 1, 2002, the Corporation sold substantially all of the assets of a division (Sitesell.com) in exchange for an interest-free note receivable of $3.8 million, which amount has been discounted at an effective interest rate of 8%. The repayment terms require monthly instalments equal to 10% of the purchaser's sales.

In the current fiscal year, the estimated future cash flows were reduced as a result of additional costs related to the note resulting in a write-down of the note receivable by $310,000.

--------------------------------------------------------------------------------
3 - EQUIPMENT
--------------------------------------------------------------------------------

                                                                                                      2004
                                                                ------------------------------------------
                                                                                Accumulated
                                                                     Cost      amortization            Net
                                                                ---------      ------------      ---------
                                                                        $                 $              $
Computer hardware and software                                      4,015             2,770          1,245
Furniture and fixtures                                                390               315             75
Leasehold improvements                                              2,208             1,573            635
                                                                ---------         ---------      ---------
                                                                    6,613             4,658          1,955
                                                                =========         =========      =========

                                                                                                      2003
                                                                ------------------------------------------
                                                                                Accumulated
                                                                     Cost      amortization            Net
                                                                ---------      ------------      ---------
                                                                        $                 $              $
Computer hardware and software                                     14,073            11,310          2,763
Furniture and fixtures                                                891               723            168
Leasehold improvements                                              2,208             1,097          1,111
                                                                ---------         ---------      ---------
                                                                   17,172            13,130          4,042
                                                                =========         =========      =========

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
3 - EQUIPMENT (Continued)
--------------------------------------------------------------------------------

                                                                                                   2002
                                                                ---------------------------------------
                                                                             Accumulated
                                                                     Cost   amortization            Net
                                                                ---------   ------------      ---------
                                                                        $              $              $
Computer hardware and software                                     13,874          7,575          6,299
Furniture and fixtures                                                991            623            368
Leasehold improvements                                              2,395            823          1,572
                                                                ---------      ---------      ---------
                                                                   17,260          9,021          8,239
                                                                =========      =========      =========

As at March 31, 2004, equipment includes assets under capital leases with a cost of $2,982,000 ($6,811,000 as at March 31, 2003; $6,316,000 as at March 31, 2002)
and accumulated amortization of $1,999,000 ($4,877,000 as at March 31, 2003; $2,546,000 as at March 31, 2002).

In the current fiscal year, the cost and accumulated amortization of the following fully-amortized equipment was written off since it was no longer being used in the Corporation's operations:

                                                                                                      $
                                                                                              ---------
Computer hardware and software                                                                   10,840
Furniture and fixtures                                                                              509
                                                                                              ---------
                                                                                                 11,349
                                                                                              =========

--------------------------------------------------------------------------------
4 - INTANGIBLES
--------------------------------------------------------------------------------

Intangibles are comprised of the following:

                                                                     2004           2003           2002
                                                                ---------      ---------      ---------
                                                                        $              $              $
Acquired technologies                                                  --             --            445
Strategic alliance (Note 14)                                           --             --          1,000
                                                                ---------      ---------      ---------
                                                                       --             --          1,445
                                                                =========      =========      =========

--------------------------------------------------------------------------------
5 - ADVANCE PAYABLE
--------------------------------------------------------------------------------

The advance payable to ebs Electronic Billing Systems AG bears no interest. The advance was repaid in fiscal 2004.

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
6 - CUSTOMER RESERVES AND SECURITY DEPOSITS
--------------------------------------------------------------------------------

Customer reserves and security deposits are required from the customers to allow the Corporation to recover any amounts such as those charged by the financial institutions under the arrangements described in Note 1. Customer reserves relate to the short-term portion of collateral and outstanding payments due to customers. Security deposits are held by the Corporation over the term of the customer relationship, which has generally been of a long-term nature.

--------------------------------------------------------------------------------
7 - OBLIGATIONS UNDER CAPITAL LEASES
--------------------------------------------------------------------------------

                                                                     2004           2003           2002
                                                                ---------      ---------      ---------
                                                                        $              $              $
Obligations under capital leases, interest ranging
between 3.80% and 14.73%, maturing on dates varying
from June 2004 to March 2007                                          963          1,994          3,761
Less: current portion                                                 597          1,583          2,144
                                                                ---------      ---------      ---------
                                                                      366            411          1,617
                                                                =========      =========      =========

                                                                                                      $
                                                                                              ---------
Minimum lease payments for obligations under capital leases
       2005                                                                                         645
       2006                                                                                         231
       2007                                                                                         161
                                                                                              ---------
                                                                                                  1,037
Less: amount representing interest                                                                   74
                                                                                              ---------
                                                                                                    963
                                                                                              =========

--------------------------------------------------------------------------------
8 - CAPITAL STOCK
--------------------------------------------------------------------------------

Consolidation of common shares

On March 26, 2003, at a special meeting of shareholders, the Corporation's shareholders approved an amendment to the Articles of incorporation to consolidate all of the issued and outstanding common shares of the Corporation on the basis of one post-consolidation common share for every 10 pre-consolidation common shares.

Authorized

The Corporation's authorized capital stock consists of an unlimited number of common and preferred shares without par value.

The preferred shares are issuable in one or more series, each of which shall comprise the number of shares and carry the designation, rights, privileges, restrictions and conditions established by the Corporation's Board of Directors by way of amendment of its Articles of incorporation.

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
8 - CAPITAL STOCK (Continued)
--------------------------------------------------------------------------------

Issued and fully paid

                                                                                  2004                        2003 and 2002
                                                         -----------------------------        -----------------------------
                                                             Number             Amount            Number             Amount
                                                         ----------            -------        ----------            -------
                                                                                     $                                    $
Common shares                                            15,980,548            148,190        10,515,479            133,429

The common shares issued and outstanding as at March 31, 2004 are detailed as follows:

                                                                                   Number            Amount
                                                                              -----------       -----------
                                                                                                          $
Balance as at March 31, 2001                                                   10,498,645           132,682
Conversion of special warrants                                                     20,000               870
Share buy-back                                                                    (22,660)             (246)
Exercise of employee stock options                                                 19,494               123
                                                                              -----------       -----------
Balance as at March 31, 2003 and 2002                                          10,515,479           133,429
Issuance of common shares for the acquisition of an investment (Note 14)        2,396,425             4,074
Issuance of common shares for cash consideration (Note 14)                        398,824               678
Issuance of common shares through private placement                             2,666,667            10,000
Exercise of employee stock options                                                  3,153                 9
                                                                              -----------       -----------
Balance as at March 31, 2004                                                   15,980,548           148,190
                                                                              ===========       ===========

The warrants issued and outstanding as at March 31, 2004 are detailed as follows:

                                                                                                   Weighted
                                                                                                    average
                                                                                   Number    exercise price
                                                                              -----------    --------------
                                                                                                          $
Balance as at March 31, 2001                                                       20,000             43.50
Conversion of special warrants                                                    (20,000)            43.50
                                                                              -----------       -----------
Balance as at March 31, 2003 and 2002                                                  --                --
Common share purchase warrants granted                                          1,333,334              4.50
Broker warrants granted                                                           186,667              3.90
                                                                              -----------       -----------
Balance as at March 31, 2004                                                    1,520,001              4.43
                                                                              ===========       ===========

On April 13, 2001, 20,000 common shares were issued for no additional consideration upon exercise of 20,000 special warrants issued on October 13, 2000.

During fiscal 2002, 22,660 common shares were repurchased by the Corporation for a cash consideration of $246,000.

During fiscal 2002, 19,494 stock options were exercised to purchase 19,494 common shares for a cash consideration of $123,000.

On April 1, 2003, the Corporation issued 2,396,425 and 398,824 common shares related to the transaction with ebs Electronic Billing Systems AG discussed in
Note 14.

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
8 - CAPITAL STOCK (Continued)
--------------------------------------------------------------------------------

On December 19, 2003, the Corporation signed an agency agreement for a private placement to issue 2,666,667 units at a price of $3.75 per unit, for a total cash consideration of $10 million. Each unit consists of one common share in the capital stock of the Corporation and one-half of a common share purchase warrant. Each full common share purchase warrant entitles its holder to purchase one common share at a price of $4.50. In addition, the Corporation granted 186,667 broker warrants to purchase 186,667 units at a price of $3.90 per unit. Both the common share purchase warrants and broker warrants expire on December 19, 2005. As a result of the private placement, $1.1 million of share-related expenses were incurred, of which $0.4 million has been credited to contributed surplus as it represents the estimated fair value of the broker warrants granted.

During fiscal year 2004, 3,153 stock options were exercised to purchase 3,153 common shares for a cash consideration of $9,000.

Common share purchase options

Under the December 3, 1999 Stock Option Plan, the Corporation may grant options to the directors, officers, employees and service providers of the Corporation or any of its subsidiaries. The plan was amended on September 26, 2001, providing for the issuance of up to 1,557,500 shares of common stock, then on September 18, 2002, providing for the issuance of up to 1,825,000 shares, and subsequently on December 5, 2003, providing for the issuance of up to 2,775,000 shares of common stock. The exercise price of each option equals the market price of the Corporation's stock on the date preceding the grant of the option and an option's maximum term is 10 years. The options vest over periods of two to four years from the grant date.

On November 6, 2001, the Corporation adopted a voluntary stock option replacement program for the benefit of all employees. Under the program, the Corporation's employees had the opportunity to surrender previously granted outstanding stock options having exercise prices ranging from $10.00 to $111.00 in exchange for a lesser number of new stock options at a lower exercise price based on a prescribed formula. These new stock options have an exercise price of $9.00, being the market value of the Corporation's common shares on November 5, 2001, and vest over a period of three years. This offer expired on December 21, 2001 and a total of 171,783 old options were cancelled and 120,959 new options were granted.

Members of the Board of Directors, executive officers and senior vice-presidents were not eligible to participate in this program. The exchange program was in compliance with applicable accounting standards and, accordingly, no compensation charges resulted from the exchange program.

On March 26, 2003, at a special meeting of shareholders, the Corporation's disinterested shareholders approved the cancellation of a portion of certain stock options and the amendment of the exercise price of the remaining stock options granted to active employees, officers and consultants of the Corporation. One third of the stock options would become exercisable at an exercise price of $2.50, one third would become exercisable at an exercise price of $4.50 and the remaining third will be forfeited and cancelled. The implementation of the cancellation and re-pricing of stock options was completed in fiscal 2004, whereby 134,469 stock options were cancelled and 269,022 were re-priced.

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
8 - CAPITAL STOCK (Continued)
--------------------------------------------------------------------------------

The following table summarizes the changes in this stock option plan:

                                                                                                Weighted            Options
                                                                             Number of           average     exercisable at
                                                                               options    exercise price           year-end
                                                                          ------------    --------------     --------------
                                                                                                       $
Outstanding at March 31, 2001                                                  708,324             36.35
Granted                                                                        452,737             15.77
Granted under stock option replacement program                                 120,959              9.00
Exercised                                                                       (7,584)             7.49
Forfeited                                                                      (96,786)            34.75
Forfeited under stock option replacement program                              (171,783)            39.63
                                                                          ------------        ----------
Outstanding at March 31, 2002                                                1,005,867             23.61            325,742
Granted                                                                        248,156              2.43
Expired                                                                        (21,371)             8.20
Forfeited                                                                     (290,863)            22.42
                                                                          ------------        ----------
Outstanding at March 31, 2003                                                  941,789             18.75            416,277
Granted                                                                        749,208              3.68
Exercised                                                                       (3,153)             2.87
Expired                                                                        (40,000)            38.83
Forfeited                                                                     (163,681)            27.49
Cancelled under stock option re-pricing program                               (134,469)            13.29
                                                                          ------------        ----------
Outstanding at March 31, 2004                                                1,349,694              7.36            432,113
                                                                          ============        ==========            =======

The common share purchase options outstanding as at March 31, 2004 are as follows:

                                                                   Options outstanding                  Options exercisable
                                      ------------------------------------------------        -----------------------------
                                                           Weighted
                                                            average           Weighted                             Weighted
Range of                                                  remaining            average                              average
exercise prices                           Number   contractual life     exercise price            Number     exercise price
---------------                       ----------   ----------------     --------------        ----------     --------------
$                                                             Years                  $                                    $
1.70 to 2.40                              93,823                3.4               2.12            30,721               2.12
2.41 to 3.41                             611,662                3.5               2.62           163,848               2.56
3.60 to 4.95                             493,172                4.0               4.72           147,270               4.60
8.50 to 11.00                             11,537                1.6               9.33             9,774               9.13
15.40 to 24.00                            24,500                1.2              19.27            15,500              17.97
29.50 to 40.50                            60,000                0.6              31.06            60,000              31.06
56.50 to 61.50                            55,000                1.5              61.05             5,000              56.50
                                      ----------            -------           --------        ----------            -------
                                       1,349,694                3.4               7.36           432,113               8.51
                                      ==========            =======           ========        ==========            =======

These options expire on various dates to February 19, 2009.

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
8 - CAPITAL STOCK (Continued)
--------------------------------------------------------------------------------

In fiscal 2004, the Corporation granted 749,208 stock options (248,156 options in 2003) with a weighted average exercise price of $3.68 ($2.43 in 2003). The Corporation does not record any compensation expense. Had compensation cost for the Corporation's stock option plan been determined using the fair value-based method at the grant date of the stock options awarded to employees, the net earnings (loss) would have been equal to the pro forma amounts indicated in the following table (which includes the significant assumptions used in the Black-Scholes option-pricing model):

                                                                          2004         2003
                                                                       -------      -------
                                                                             $            $
Net earnings (loss)
       Reported                                                          3,743      (26,403)
       Pro forma                                                         2,775      (26,429)

Basic earnings (loss) per share
       Reported                                                           0.27        (2.51)
       Pro forma                                                          0.20        (2.51)

Diluted earnings (loss) per share
       Reported                                                           0.26        (2.51)
       Pro forma                                                          0.20        (2.51)

Weighted average fair value of stock options granted                      2.92         2.03

Black-Scholes assumptions:
       Expected dividend yield                                              0%           0%
       Expected volatility                                              109.2%       108.6%
       Risk-free interest rate                                           3.98%        4.70%
       Expected life                                                   5 years      5 years

To determine the compensation cost, the fair value of stock options is recognized on a straight-line basis over the vesting period of the stock options.

The pro forma effect on the net earnings (loss) of the period is not representative of the pro forma effect on the net earnings (loss) of future periods because it does not take into consideration the pro forma compensation cost related to options awarded prior to April 1, 2002.

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option-pricing models require the use of highly subjective assumptions including the expected stock price volatility. As the Corporation's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can have a material effect on the fair value estimate, in management's opinion, the existing option-pricing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
8 - CAPITAL STOCK (Continued)
--------------------------------------------------------------------------------

Subsidiary common share purchase options

Under the terms of the acquisition agreement of Terra Payments Corporation (formerly SureFire Commerce Corporation and Stumpworld Systems, Inc.), its Stock Option Plan dated August 1, 1998 has been converted to stock options of the Corporation. This plan allows for options to be granted to its directors, officers and employees for up to 85,865 shares of common stock. The maximum term of the plan is 10 years and the options vest generally over one to four years.

The following table summarizes the changes in this stock option plan:

                                                                                                Weighted            Options
                                                                             Number of           average     exercisable at
                                                                               options    exercise price           year-end
                                                                             ---------    --------------     --------------
                                                                                                       $
Outstanding at March 31, 2001                                                   39,759             12.08
Exercised                                                                      (11,911)             5.63
Forfeited                                                                      (19,497)            13.66
                                                                             ---------           -------
Outstanding at March 31, 2002                                                    8,351             17.60              7,274
Forfeited                                                                       (8,351)            17.60
                                                                             ---------           -------
Outstanding at March 31, 2003 and 2004                                              --                --                 --
                                                                             =========           =======             ======

--------------------------------------------------------------------------------
9 - RESEARCH AND DEVELOPMENT
--------------------------------------------------------------------------------

The research and development costs incurred by the Corporation during the year were accounted for as follows:

                                                                                  2004              2003               2002
                                                                               -------           -------            -------
                                                                                     $                 $                  $
Gross research and development costs                                             2,902             3,382              6,935
Refundable tax credits                                                            (350)             (934)              (667)
Non-refundable tax credits realizable against future income
taxes related to current year's expenditures                                      (510)             (607)              (967)
                                                                               -------           -------            -------
                                                                                 2,042             1,841              5,301
                                                                               =======           =======            =======

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
10 - RESTRUCTURING COSTS
--------------------------------------------------------------------------------

During fiscal 2002 and 2003, in connection with the slowdown in the online gaming industry, the Corporation undertook internal restructurings, which resulted in a workforce reduction of 120 and 65 employees by August 2002 and December 2002, respectively.

The restructuring charges included in the Corporation's results were as follows:

                                                                     2004            2003            2002
                                                                ---------       ---------       ---------
                                                                        $               $               $
Workforce reduction                                                    --             355           1,333
Lease costs                                                            --              80             547
Start-up costs                                                         --              --             870
Other                                                                  --             165             600
                                                                ---------       ---------       ---------
                                                                       --             600           3,350
                                                                =========       =========       =========

As at March 31, the following restructuring accruals are included in the Corporation's accounts payable and accrued liabilities:

                                                                     2004            2003            2002
                                                                ---------       ---------       ---------
                                                                        $               $               $
Restructuring - fiscal 2003                                             9              74              --
Restructuring - fiscal 2002                                           709           1,073           2,536
Restructuring - fiscal 2000                                            60             286             437
                                                                ---------       ---------       ---------
                                                                      778           1,433           2,973
                                                                =========       =========       =========

All restructuring plans are substantially complete. The remaining accruals represent primarily future lease costs.

--------------------------------------------------------------------------------
11 - INCOME TAXES
--------------------------------------------------------------------------------

The overall income tax provision differs from the provision computed at the statutory rate as follows:

                                                                     2004            2003            2002
                                                                ---------       ---------       ---------
                                                                        $               $               $
Income tax (recovery) based on the statutory rate                   2,102          (9,630)         (2,970)
Changes resulting from:
       Non-deductible write-off of goodwill and intangible             --           5,125              --
       Non-deductible expenses                                        362             101              --
       Increase in valuation allowance                                273              68              --
       Recognition of unrecorded tax benefits                          --             (82)         (3,502)
       Other                                                          (19)          1,263             950
                                                                ---------       ---------       ---------
                                                                    2,718          (3,155)         (5,522)
                                                                =========       =========       =========

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
11 - INCOME TAXES (Continued)
--------------------------------------------------------------------------------

The following table shows the significant components included in the future income tax asset at March 31:

                                                                     2004            2003            2002
                                                                ---------       ---------       ---------
                                                                        $               $               $
Losses carried forward                                              2,312           5,095           3,655
Research and development                                            9,551           8,734           8,522
Equipment and intangibles                                           2,662           1,943           1,384
Other                                                               2,413           2,650           1,319
                                                                ---------       ---------       ---------
                                                                   16,938          18,422          14,880
Valuation allowance                                                 3,639           3,262           3,262
                                                                ---------       ---------       ---------
Future income tax asset                                            13,299          15,160          11,618
                                                                =========       =========       =========

Losses carried forward and other deductions which are available to reduce future taxable income of a certain U.S. subsidiary for which no related income tax benefit has been recognized are as follows:

                                                                                                        $
                                                                                                ---------
Expiring in:
       2012                                                                                           682
       2018                                                                                         1,505
       2019                                                                                         8,104
       2020                                                                                         6,528
       2021                                                                                         1,228
       2022                                                                                         1,205
                                                                                                ---------
                                                                                                   19,252
                                                                                                =========

--------------------------------------------------------------------------------
12 - DISCONTINUED OPERATIONS
--------------------------------------------------------------------------------

On October 1, 2002, the Corporation sold substantially all of the assets of a division (Sitesell.com). For the year ended March 31, 2003, the Corporation had incurred an operating loss, related to this division, of $1,769,000 ($306,000 in fiscal 2002), including a loss on disposal of $1,200,000 (nil in fiscal 2002) and related income taxes of $574,000 (nil in fiscal 2002). The loss on disposal in fiscal 2003 resulted in an income tax expense of $574,000 as the main asset disposed of was goodwill, which had a zero cost basis for income tax purposes, resulting in a taxable gain of $1,657,000. Revenue derived from this division's operations amounted to $398,000 ($583,000 in fiscal 2002).

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
13 - DILUTED EARNINGS (LOSS) PER SHARE
--------------------------------------------------------------------------------

The reconciliation of diluted earnings per share in fiscal 2004 is presented as follows:

                                                                              Number of
                                                      Net earnings               shares            Per share
                                                       (numerator)        (denominator)               amount
                                                      ------------        -------------          -----------
                                                                 $                                         $
Net earnings                                                 3,743           14,032,175                 0.27
Dilutive options                                                --              190,658                (0.01)
                                                       -----------          -----------          -----------
Net earnings available to common shareholders                3,743           14,222,833                 0.26
                                                       ===========          ===========          ===========

Stock options and warrants to purchase 589,740 and 1,613,335 common shares, respectively, were outstanding as at March 31, 2004, but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares.

In fiscal 2002 and 2003, common stock options to purchase common shares were not included in the computations of diluted loss per share because the Corporation reported losses and the inclusion of the options would be anti-dilutive.

--------------------------------------------------------------------------------
14 - BUSINESS COMBINATION
--------------------------------------------------------------------------------

On October 1, 2002, the Corporation announced that it had signed merger and option agreements with privately-held ebs Electronic Billing Systems AG ("EBS Billing"), a European payment processor, and the parent company of EBS Billing, EBS Holding AG ("EBS Holding"). The transaction had been structured in two phases. On April 1, 2003, the Corporation acquired 51% of EBS Billing in exchange for approximately 2.8 million or 21% of the Corporation's common shares. Pursuant to an option agreement in favor of EBS Holding, EBS Holding could have, prior to December 31, 2003, exchanged the remaining 49% of EBS Billing for approximately 15.1 million or 42% of the Corporation's common shares. Upon the closing of the merger and exercise of the option agreement, the Corporation would have held 100% of EBS Billing in exchange for approximately 63% of the Corporation's common shares on a fully-diluted basis.

As a result of the proposed merger, the net book value of the Corporation exceeded the consideration given resulting in a write-off of goodwill of $14.8 million and intangible of $1 million in the fiscal year ended March 31, 2003.

As at September 30, 2002, the Corporation set up a valuation allowance of $1.9 million relating to future tax benefits that would have no longer been available due to the change of control that would have resulted from the merger.

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
14 - BUSINESS COMBINATION (Continued)
--------------------------------------------------------------------------------

On August 7, 2003, the Corporation and EBS Holding agreed to certain adjustments pursuant to a merger adjustment agreement with an effective date of April 1, 2003. The adjustments result in (a) EBS Holding reducing its interest in the Corporation from 63% to 21%, such that EBS Holding retains its 21% interest in the Corporation and is no longer entitled to exercise its option for the remaining 42% of the Corporation's common shares; (b) the Corporation reducing its investment in EBS Billing to 10.5%; and (c) a cash consideration of US$0.5 million from EBS Holding to the Corporation in exchange for the issuance of 398,824 common shares of the Corporation.

As a result of the merger adjustment agreement, the following adjustments were made in the fiscal year ended March 31, 2003:

(a) An additional accrual for transaction-related costs of $0.6 million were recorded as deferred charges;

(b) Deferred charges totalling $1.5 million were incurred in relation to the merger and option agreements. As a result of the merger adjustment agreement, $1.1 million of these deferred charges were written off to earnings in fiscal 2003; and

(c) The valuation allowance of $1.9 million recorded as at September 30, 2002 was reversed, as a change in control of the Corporation would no longer occur.

As a result of the acquisition on April 1, 2003, the Corporation issued 2,396,425 common shares at a fair market value of $1.70 per share resulting in an investment of $4.1 million. The deferred charges of $0.4 million were treated as share issuance expenses and applied against the deficit in fiscal 2004.

On May 6, 2004, the Corporation sold its investment in EBS Billing back to EBS Holding for a gross cash consideration of $5.5M. For this reason, the investment was classified as a current asset at March 31, 2004.

--------------------------------------------------------------------------------
15 - RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

The following transactions occurred in the normal course of business with EBS Holding and EBS Billing (collectively "EBS") and were measured at the exchange value, which is the amount established and agreed to by the related parties:

                                          2004           2003            2002
                                          ----           ----            ----
                                             $              $               $
Transaction processing revenues          2,644             --              --
Transaction processing expenses          2,225             --              --

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
15 - RELATED PARTY TRANSACTIONS (Continued)
--------------------------------------------------------------------------------

The balance sheets include the following EBS-related balances:

                                                           2004               2003               2002
                                                      ---------          ---------          ---------
                                                              $                  $                  $
Cash and short-term investments held as reserves          3,497                 --                 --
Customer reserves                                         4,102                 --                 --

During fiscal 2004, consulting fees paid to corporations controlled by the Corporation's directors aggregated $356,000 ($588,000 in fiscal 2003; $292,000 in fiscal 2002). These fees were incurred in the normal course of business and were measured at the exchange amount.

--------------------------------------------------------------------------------
16 - ECONOMIC DEPENDENCE

In fiscal 2003 and 2004, no individual customers represented greater than 10% of the Corporation's consolidated revenues (two major customers in fiscal 2002 represented 23%, 11% and 12% respectively, of consolidated revenues).

--------------------------------------------------------------------------------
17 - CHANGES IN WORKING CAPITAL ITEMS

                                                           2004               2003               2002
                                                      ---------          ---------          ---------
                                                              $                  $                  $
Accounts receivable                                        (118)             1,841             (2,283)
Other receivable                                             --                 --             (4,444)
Tax credits receivable                                     (350)             1,603               (667)
Prepaid expenses                                           (107)               583                907
Accounts payable and accrued liabilities                  5,245             (2,041)            (5,408)
Customer reserves                                        17,839              2,199              2,380
Security deposits                                          (844)            (2,354)               736
                                                      ---------          ---------          ---------
                                                         21,665              1,831             (8,779)
                                                      =========          =========          =========

--------------------------------------------------------------------------------
18 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
--------------------------------------------------------------------------------

                                                           2004               2003               2002
                                                      ---------          ---------          ---------
                                                              $                  $                  $
Interest paid                                                96                273                342
Income taxes paid                                           100                 68                731
Equipment financed under capital leases                     601                548              2,013

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
19 - COMMITMENTS AND CONTINGENCY
--------------------------------------------------------------------------------

Commitments

As at March 31, 2004, the Corporation is committed under long-term operating leases for the rental of premises. Minimum annual payments under these leases are as follows:
                                                                           $
                                                                  ----------

2005                                                                   1,751
2006                                                                     673
2007                                                                      66
2008                                                                      31
2009                                                                      31
                                                                  ----------
                                                                       2,552
                                                                  ==========

Contingency

During fiscal year 2002, the Corporation was assessed a charge of $8.9 million (US $6.8 million) by one of its credit card suppliers of services. This amount was withdrawn by the supplier from the Corporation's bank account. The Corporation believes this charge is largely unsubstantiated and is pursuing the reimbursement of this charge through legal recourse. A provision of $4.8 million has been made against the amount receivable. In the opinion of management, this provision is adequate.

--------------------------------------------------------------------------------
20 - FINANCIAL INSTRUMENTS
--------------------------------------------------------------------------------

Fair value

The fair value of cash and short-term investments and cash and short-term investments held as reserves, accounts receivable, tax credits receivable, other receivable, accounts payable and accrued liabilities, advance payable, customer reserves and security deposits approximates their carrying amount due to their short-term maturity. The fair value of the note receivable and the obligations under capital leases approximate their carrying value. Fair value is based on estimates using present value and other valuation techniques which are significantly affected by assumptions concerning future cash flows and discount rates and should not be interpreted as being realizable in an immediate settlement of the instruments.

--------------------------------------------------------------------------------
21 - COMPARATIVE FIGURES
--------------------------------------------------------------------------------

Certain comparative figures have been reclassified to conform with the financial statement presentation adopted in the current year.

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
22 - SUBSEQUENT EVENTS
--------------------------------------------------------------------------------
Business combination

On January 20, 2004, the Corporation announced a combination agreement with Optimal Robotics Corp. ("Optimal"), a leading North American provider of self-checkout systems to retailers and a broad scope of depot and field services to retail, financial services and other third parties. The agreement provides for a stock-for-stock exchange in which 0.4532 shares of Optimal will be exchanged for each share of the Corporation's common stock and will result in the Corporation's shareholders owning approximately one third of Optimal's common shares. As a result, the Corporation incurred $1.65 million of related professional fees in fiscal 2004.

On April 6, 2004, the stock-for-stock exchange and the amalgamation of the Corporation with a wholly- owned subsidiary of Optimal was approved at separate meetings of the shareholders of Optimal and the Corporation. The amalgamated company will continue its business under the name "Optimal Payments Inc.". As a result, the shares of the Corporation are no longer listed on the Toronto Stock Exchange.

As a result of the combination, the Corporation's results will be consolidated with Optimal's financial statements as of April 6, 2004 and the Corporation will be changing its fiscal year-end to December 31 st in order to coincide with Optimal's year-end date.

Disposal of investment

In May 2004, the Corporation announced that it had sold its 10.5% investment in ebs Electronic Billing Systems AG back to EBS Holding AG for a cash consideration of $5.5 million.

--------------------------------------------------------------------------------
23 - CANADIAN/U.S. REPORTING DIFFERENCES
--------------------------------------------------------------------------------

The consolidated financial statements of the Corporation are prepared in accordance with Canadian generally accepted accounting principles (Canadian
GAAP), which conform, in all material respects, with those generally accepted in the United States of America (U.S. GAAP) except as described below:

(a)   Consolidated Statement of Earnings

The reconciliation of net earnings (loss) reported in accordance with Canadian GAAP to U.S. GAAP is as follows:

                                                               2004          2003
                                                          ---------     ---------
                                                                  $             $
Net earnings (loss) in accordance with Canadian GAAP          3,743       (26,403)
Stock-based compensation costs (1)                           (1,207)          292
                                                          ---------     ---------
Net earnings (loss) in accordance with U.S. GAAP              2,536       (26,111)
                                                          =========     =========

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
23 - CANADIAN/U.S. REPORTING DIFFERENCES (Continued)
--------------------------------------------------------------------------------

                                                                           2004           2003
                                                                       --------       --------
                                                                              $              $
Earnings (loss) per share under U.S. GAAP:
       Basic earnings (loss) per share
          Earnings (loss) before discontinued operations                   0.18          (2.31)
          Discontinued operations                                            --          (0.17)
                                                                       --------       --------
          Net earnings (loss)                                              0.18          (2.48)
                                                                       ========       ========

       Diluted earnings (loss) per share
          Earnings (loss) before discontinued operations                   0.18          (2.31)
          Discontinued operations                                            --          (0.17)
                                                                       --------       --------
          Net earnings (loss)                                              0.18          (2.48)
                                                                       ========       ========

The weighted average number of common shares outstanding for purposes of determining basic and diluted earnings (loss) per share are the same amounts disclosed for Canadian GAAP purposes.

(b)    Consolidated Balance Sheets

                                                                           2004           2003
                                                                       --------       --------
                                                                              $              $
(i)    Capital stock
          Capital stock in accordance with Canadian GAAP                148,190        133,429
          Stock-based compensation costs on options exercised (1)             5             --
          Share-related expenses (2)                                     (2,727)        (1,555)
                                                                       --------       --------
          Capital stock in accordance with U.S. GAAP                    145,468        131,874
                                                                       ========       ========

(ii)   Contributed surplus
          Contributed surplus in accordance with Canadian GAAP              390             --
          Stock-based compensation costs on options granted (1)           2,220          1,013
          Stock-based compensation costs on options exercised (1)            (5)            --
                                                                       --------       --------
          Contributed surplus in accordance with U.S. GAAP                2,605          1,013
                                                                       ========       ========

(iii)  Deficit
          Deficit in accordance with Canadian GAAP                      113,421        115,992
          Stock-based compensation costs on options granted (1)           2,220          1,013
          Share-related expenses (2)                                     (2,727)        (1,555)
                                                                       --------       --------
          Deficit in accordance with U.S. GAAP                          112,914        115,450
                                                                       ========       ========

Terra Payments Inc.
Notes to Consolidated Financial Statements
March 31, 2004, 2003 and 2002
(Tables in thousands of Canadian dollars, except share capital and share option plans)

--------------------------------------------------------------------------------
23 - CANADIAN/U.S. REPORTING DIFFERENCES (Continued)
--------------------------------------------------------------------------------

(1)   Stock-based compensation

      Under Canadian GAAP, no compensation expense is recognized for the Corporation's stock option plans when stock options are issued and any consideration paid on the exercise of stock options is credited to capital stock. Under U.S. GAAP, the Corporation utilizes the fair value recognition provisions of FASB Statement 123, Accounting for Stock-based Compensation, whereby stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as an expense in the statement of earnings over the vesting period and as an increase to contributed surplus. On the exercise of stock options, capital stock is credited with any consideration paid on the exercise as well as the amount of stock-based compensation cost that was previously recognized on the options and recorded as contributed surplus.

(2)   Share-related expenses

      Share-related expenses are shown as an increase of deficit as provided for under Canadian GAAP. Under U.S. GAAP, these expenses must be shown as a reduction of capital stock.

(c)   Recent accounting pronouncements

(i)   Variable interest entities

      In December 2003, the Financial Accounting Standards Board (FASB) issued FIN46R, Consolidation of Variable Interest Entities. This interpretation provides guidance on the application of consolidation accounting principles to all entities. Its principles require an enterprise to determine whether an entity is a variable interest entity ("VIE"), or an entity that is other than a VIE, to which the basic consolidation principles apply. An enterprise consolidates a VIE if that enterprise has a variable interest that will absorb a majority of the VIE's expected losses if they occur, receive a majority of the VIE's expected residual returns if they occur, or both.

      FIN46R applies to financial statements of public companies that have an interest in VIE's (other than special-purpose entities for which the standard is already effective) for periods ending after March 15, 2004. Similar standards were issued in Canada, but are only effective for annual or interim periods beginning after November 1, 2004. The Corporation does not expect that the adoption of these standards will have a material effect on its financial statements.